EXHIBIT 99.1

AntriaBio Announces $13 Million Close of Private Placement Transaction and Plan to
Dose First Patient with AB101 This Month

LOUISVILLE, CO – (Marketwired) – July 17, 2017 – AntriaBio, Inc. (“AntriaBio or the “Company”) (OTCQB: ANTB), a clinical stage biopharmaceutical company specializing in the development of innovative drug therapies to improve the lives of patients with diabetes and metabolic diseases, announced today that it has closed on a total of $13 million as part of a planned private placement transaction. Under the terms of the financing, accredited investors paid $1.00 for one share of common stock.

The amount raised to date includes investments made by two South Korean-based pharmaceutical companies, Aju Pharm and Ildong Pharmaceutical Co., Ltd. as well as a South Korean-based investment fund, Medici Investment Co., LTD.

The Company will use the proceeds for general corporate purposes including the Phase 1 clinical study of AB101, an injectable once-weekly basal insulin, as well as emerging pipeline candidates for patients with type 1 and type 2 diabetes. AntriaBio’s recently filed Investigational New Drug (IND) Application for AB101 became effective without hold on July 1. The Company is proceeding with its planned first-in-human clinical trial of AB101 and anticipates dosing of the first patient with AB101 prior to the end of this month.

The securities sold in the financing have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the US absent registration or an applicable exemption from registration requirements.

THIS PRESS RELEASE IS BEING ISSUED PURSUANT TO RULE 135C UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE SECURITIES, NOR SHALL THERE BE ANY SALE OF THE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE. ANY OFFERING OF THE SECURITIES UNDER THE RESALE REGISTRATION STATEMENT WILL ONLY BE BY MEANS OF A PROSPECTUS.

About AntriaBio, Inc.
AntriaBio is a clinical stage biopharmaceutical growth company specializing in the development of innovative drug therapies to improve the lives of patients with diabetes and metabolic diseases. AntriaBio's lead product candidate is AB101, an injectable once-weekly basal insulin for type 1 and type 2 diabetes that addresses a >$10 billion market where the current standard of care is a once-daily basal insulin injection. For more information visit: www.antriabio.com.

Forward-Looking Statements
 This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Noopur Liffick
VP of Corporate Development
 (650) 549-4175
investor-relations@antriabio.com

Source: AntriaBio Inc.